Exhibit 99.1

Horizon Acquisition Corporation II Agrees to
Terminate Business Combination Agreement with Flexjet, Inc.

– Flexjet and Horizon entered into a business combination agreement in October 2022

– The parties have terminated the business combination agreement

– Flexjet has agreed to make a termination payment to Horizon that will enable Horizon to make a liquidating distribution to the holders of its Class A ordinary shares expected to be approximately $11.33 per share

April 11, 2023 05:00 PM Eastern Daylight Time

GREENWICH, Conn.-- (BUSINESS WIRE) -- Horizon Acquisition Corporation II (NYSE American: HZON), a publicly traded special purpose acquisition company, announced today that it has agreed to terminate its business combination agreement with Flexjet, Inc. As a result of the termination, Flexjet will remain a private company, and Horizon will liquidate its trust account and redeem all of its outstanding Class A ordinary shares.

The business combination agreement was signed on October 11, 2022. The parties have signed an agreement terminating the business agreement on mutually acceptable terms. The terms include a termination payment of approximately $30 million from Flexjet to Horizon. As a result of the payment and after satisfying its liabilities for expenses and working capital loans, Horizon expects to redeem all of its outstanding Class A shares for a redemption price of approximately $11.33 per share (the “Redemption Amount”). This is an expected increase of approximately $1.30 per share over the current $10.03 per share amount in Horizon’s trust account (which current amount does not reflect any deductions for liabilities).

In view of the deadline in Horizon’s charter documents for it to complete a business combination (September 30, 2023, as extended last year), Horizon will not be able to pursue an alternative business combination, and it therefore intends to liquidate as promptly as practicable and to return funds to holders of its Class A shares.

Horizon anticipates that the last day of trading in the Class A ordinary shares will be April 25, 2023. On or about the close of business on April 26, 2023, the Class A Shares will be deemed canceled and will represent only the right to receive the Redemption Amount. The Redemption Amount will be payable to the holders of Class A shares through the facilities of Continental Stock Transfer & Trust Company, Horizon’s transfer agent.

Horizon expects that the NYSE American will file a Form 25 with the Securities and Exchange Commission (the "SEC") to delist its securities. Horizon thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934.

Horizon’s sponsor, which is an affiliate of Eldridge Industries, LLC, owns 87.7% of Horizon’s Class A shares and 100% of Horizon’s Class B ordinary shares. The sponsor has waived its redemption rights with respect to the Class B shares, and the Class B shares will not receive any portion of the final distribution amount. Horizon’s public warrants and private placement warrants are exercisable only from and after the closing of a business combination, so they will expire unexercised. The sponsor and affiliates advanced the working capital loans in 2022 and 2023 in a total amount of $1.775 million.

Additional Information and Where to Find It

Copies of the termination agreement filed by Horizon with the SEC may be obtained, once available, free of charge at the SEC’s website at www.sec.gov.

Forward Looking Statements

Certain statements made in this press release and the documents incorporated by reference herein are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target”, “believe”, “expect”, “will”, “shall”, “may”, “anticipate”, “estimate”, “would”, “positioned”, “future”, “forecast”, “intend”, “plan”, “project”, “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed liquidating distribution to be made by Horizon.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Horizon’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Horizon cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Horizon does give any assurance that it will achieve its expectations.

Contacts

Horizon Acquisition Corporation II

Nadia Damouni

Prosek Partners

646.818.9217

ndamouni@prosek.com